UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2025

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 20, 2025, as described in Item 5.07 below, the stockholders of the Company approved the First Amendment (“First Amendment”) to the Insperity, Inc. Incentive Plan, as amended and restated effective May 22, 2023 (the “Plan”). All employees of the Company and its subsidiaries, including its executive officers, and non-employee directors of the Company are eligible for awards under the Plan.

The First Amendment amended the plan as follows:

(1)the number of shares of the Company’s common stock available for issuance under the Plan was increased by 620,000 shares;

(2)clarified that all original issuance shares or treasury shares may be issued with respect to incentive stock options;

(3)added a requirement that awards (other than cash awards) to non-employee directors under the Plan be granted with a minimum vesting period of one-year, subject to earlier vesting for resignation or removal of a director, due to death, disability, retirement or a change in control, and a maximum exception of 5% of authorized shares that are not subject to the one-year minimum vesting;

(4)added provisions to permit non-employee director awards granted in connection with the annual meeting of the Company’s stockholders to satisfy the minimum vesting period requirement of one-year by vesting on the earlier of the one-year anniversary of the grant date or the next annual meeting of the Company’s stockholders, provided such annual meeting is at least fifty weeks after the immediately preceding annual meeting.

For additional information regarding the First Amendment, please see the summary of the First Amendment included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2025 (the “Proxy Statement”) under “Proposal Number 3: Approval of the First Amendment to the Insperity, Inc. Incentive Plan,” which summary is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

    On May 20, 2025, the Company held its 2025 Annual Meeting at its corporate headquarters in Kingwood, Texas. The results of the matters submitted to a vote of the stockholders at the 2025 Annual Meeting were as follows:

(i)To elect the persons named below as Class III directors for a term expiring at the 2028 annual meeting of stockholders:

Director	For	Against	Abstain	Broker Non-Votes

Eli Jones	32,530,696	760,760	15,014	2,338,231
Randall Mehl	32,528,461	762,548	15,461	2,338,231
John M. Morphy	32,530,320	760,690	15,460	2,338,231
Richard G. Rawson	32,472,627	817,721	16,122	2,338,231

(ii)To cast an advisory vote to approve the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes

32,362,299	897,174	46,997	2,338,231

(iii)To approve the First Amendment to the Insperity, Inc. Incentive Plan:

For	Against	Abstain	Broker Non-Votes

32,848,275	407,914	50,281	2,338,231

(iv)To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstain

33,485,884	2,141,053	17,764

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Number	Exhibit
10.1	First Amendment to the Insperity, Inc. Incentive Plan.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Christian P. Callens
Christian P. Callens
Senior Vice President of Legal, General Counsel and Secretary

Date: May 27, 2025